Exhibit 10.1

Execution Version

FIFTH AMENDMENT TO CREDIT AGREEMENT

This FIFTH AMENDMENT TO CREDIT AGREEMENT (this “Fifth Amendment”) dated as of May 3, 2021, is among CONTANGO OIL & GAS COMPANY, a Texas corporation (the “Borrower”); each of the undersigned Guarantors (collectively with the Borrower, the “Obligors”); JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders (in such capacity, together with its successors, the “Administrative Agent”); and the Lenders signatory hereto.

Recitals

A. The Borrower, the Administrative Agent and the Lenders are parties to that certain Credit Agreement dated as of September 17, 2019 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”), pursuant to which the Lenders have made certain credit available to and on behalf of the Borrower.

B. The Borrower, the Administrative Agent and the Lenders party hereto have agreed to amend certain provisions of the Credit Agreement, as more fully set forth herein.

C. NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Defined Terms. Each capitalized term which is defined in the Credit Agreement, but which is not defined in this Fifth Amendment, shall have the meaning ascribed such term in the Credit Agreement. Unless otherwise indicated, all article and section references in this Fifth Amendment refer to articles and sections of the Credit Agreement.

Section 2. Amendments to Credit Agreement.

2.1 Amendments to Section 1.02.

(a) Each of the following definitions is hereby added to Section 1.02 in its appropriate alphabetical order to read as follows:

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an Interest Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (vi) of Section 3.03(b).

“Benchmark” means, initially, LIBO Rate; provided that if a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred with respect to LIBO Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (ii) or clause (iii) of Section 3.03(b).

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.

“Fifth Amendment” means that certain Fifth Amendment to Credit Agreement, dated as of May 3, 2021, among the Borrower, the Guarantors, the Administrative Agent and the Lenders party thereto.

“Fifth Amendment Effective Date” has the meaning assigned to such term in the Fifth Amendment.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to LIBO Rate.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“LIBOR” has the meaning assigned to it in Section 1.06.

“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.

“Payment” has the meaning assigned to it in Section 11.15.

“Payment Notice” has the meaning assigned to it in Section 11.15.

“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is LIBO Rate, 11:00 a.m. (London time) on the day that is two London banking days preceding the date of such setting, and (2) if such Benchmark is not LIBO Rate, the time determined by the Administrative Agent in its reasonable discretion.

“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the NYFRB’s Website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“Term SOFR Notice” means a notification by the Administrative Agent to the Lenders and the Borrower of the occurrence of a Term SOFR Transition Event.

“Term SOFR Transition Event” means the determination by the Administrative Agent that (a) Term SOFR has been recommended for use by the Relevant Governmental Body, (b) the administration of Term SOFR is administratively feasible for the Administrative Agent and (c) a Benchmark Transition Event or an Early Opt-in Election, as applicable, has previously occurred resulting in a Benchmark Replacement in accordance with Section 3.03(b) that is not Term SOFR.

(b) Each of the following definitions in Section 1.02 is hereby amended and restated in its entirety to read as follows:

“Agreement” means this Credit Agreement, as amended by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment and the Fifth Amendment, and as the same may from time to time be further amended, modified, supplemented or restated.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus 1⁄2 of 1.0% and (c) the Adjusted LIBO Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1.0%; provided that, for the purpose of this definition, the Adjusted LIBO Rate for any day shall be based on the LIBO Screen Rate (or if the LIBO Screen Rate is not available for such one month Interest Period, the Interpolated Rate) at approximately 11:00 a.m. London time on such day. Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 3.03 (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 3.03(b)), then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Alternate Base Rate as determined pursuant to the foregoing would be less than 1.25%, such rate shall be deemed to be 1.25% for purposes of this Agreement.

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(1) the sum of: (a) Term SOFR and (b) the related Benchmark Replacement Adjustment;

(2) the sum of: (a) Daily Simple SOFR and (b) the related Benchmark Replacement Adjustment;

(3) the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment;

provided that, in the case of clause (1), such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; provided further that, notwithstanding anything to the contrary in this Agreement or in any other Loan Document, upon the occurrence of a Term SOFR Transition Event, and the delivery of a Term SOFR Notice, on the applicable Benchmark Replacement Date the “Benchmark Replacement” shall revert to and shall be deemed to be the sum of (a) Term SOFR and (b) the related Benchmark Replacement Adjustment, as set forth in clause (1) of this definition (subject to the first proviso above).

If the Benchmark Replacement as determined pursuant to clause (1), (2) or (3) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement:

(1) for purposes of clauses (1) and (2) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by the Administrative Agent:

(a) the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor;

(b) the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and

(2) for purposes of clause (3) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for dollar-denominated syndicated credit facilities;

provided that, in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Administrative Agent in its reasonable discretion.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides in its reasonable discretion may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof);

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein;

(3) in the case of a Term SOFR Transition Event, the date that is thirty (30) days after the date a Term SOFR Notice is provided to the Lenders and the Borrower pursuant to Section 3.03(b); or

(4) in the case of an Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Majority Lenders.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.03(b) and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.03(b).

“Consolidated Cash Balance Threshold” means $15,000,000.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Early Opt-in Election” means, if the then-current Benchmark is LIBO Rate, the occurrence of:

(1) a notification by the Administrative Agent to (or the request by the Borrower to the Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and

(2) the joint election by the Administrative Agent and the Borrower to trigger a fallback from LIBO Rate and the provision by the Administrative Agent of written notice of such election to the Lenders.

“Excluded Accounts” means (a) each account for which all of the deposits consist of amounts utilized to fund payroll, employee benefit or tax obligations of the Borrower and its Subsidiaries in the ordinary course of business, (b) fiduciary accounts that are contractually obligated to be segregated from the other assets of any Loan Party for the benefit of unaffiliated third parties, (c) “zero balance” accounts, (d) royalty suspense accounts for which all of the deposits consist of amounts due and owing to unaffiliated third parties in connection with the Borrower’s and the Subsidiaries’ royalty, overriding royalty or net profits interest payment obligations owing to such third parties and (e) other accounts, provided that as the aggregate daily maximum balance for all such accounts excluded pursuant to this clause (e) shall not at any time exceed $1,000,000.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as shall be set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“Interest Period” means with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months (or, with the consent of each Lender, twelve months) thereafter, as the Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Issuing Bank” means (a) solely with respect to the Existing Letter of Credit, Royal Bank of Canada in its capacity as the issuer of the Existing Letter of Credit and (b) JPMorgan, in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.08(i). The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate. Each reference herein to the “Issuing Bank” in connection with a Letter of Credit or other matter shall be deemed to be a reference to the relevant Issuing Bank with respect thereto.

“Letter of Credit” means any letter of credit issued pursuant to this Agreement and shall include the Existing Letter of Credit.

“Mid-Con Letter of Credit” means that certain Irrevocable Standby Letter of Credit No. IS000034149U issued by Wells Fargo Bank, National Association to Mid-Con Energy Properties, LLC for the benefit of American Contractors Indemnity Company and/or U.S. Specialty Insurance Company, Tokyo Marine HCC Surety, in an aggregate face amount equal to $1,000,000.00.

“Relevant Governmental Body” means the Federal Reserve Board or the NYFRB, or a committee officially endorsed or convened by the Federal Reserve Board or the NYFRB, or any successor thereto.

“SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website on the immediately succeeding Business Day.

“Swingline Commitment” means, as to the Swingline Lender, $0.

“Term SOFR” means, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

(c) Each of the definitions of “Compounded SOFR”, “Federal Reserve Bank of New York’s Website”, “Mid-Con Merger Reserve Report”, “SOFR-Based Rate” and “Third Amendment Reserve Reports” is hereby deleted in its entirety.

(d) The definition of “LIBO Screen Rate” is hereby amended by replacing each reference to “zero” contained therein with “0.25%”.

(e) The definition of “Overnight Bank Funding Rate” is hereby amended by replacing the reference to “Federal Reserve Bank of New York’s Website” contained therein with “NYFRB’s Website”.

2.2 Amendment to Section 1.06. Section 1.06 is hereby amended and restated in its entirety to read as follows:

Section 1.06 Interest Rates; LIBOR Notification. The interest rate on Eurodollar Loans is determined by reference to the LIBO Rate, which is derived from the London interbank offered rate (“LIBOR”). LIBOR is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. On March 5, 2021, the U.K. Financial Conduct Authority (“FCA”) publicly announced that: (a) immediately after December 31, 2021, publication of all seven euro LIBOR settings, all seven Swiss Franc LIBOR settings, the spot next, 1-week, 2-month and 12-month Japanese Yen LIBOR settings, the overnight, 1-week, 2-month and 12-month British Pound Sterling LIBOR settings, and the 1-week and 2-month U.S. Dollar LIBOR settings will permanently cease; immediately after June 30, 2023, publication of the overnight and 12-month U.S. Dollar LIBOR settings will permanently cease; immediately after December 31, 2021, the 1-month, 3-month and 6-month Japanese Yen LIBOR settings and the 1-month, 3-month and 6-month British Pound Sterling LIBOR settings will cease to be provided or, subject to consultation by the FCA, be provided on a changed methodology (or “synthetic”) basis and no longer be representative of the underlying market and economic reality they are intended to measure and that representativeness will not be restored; and immediately after June 30, 2023, the 1-month, 3-month and 6-month U.S. Dollar LIBOR settings will cease to be provided or, subject to the FCA’s consideration of the case, be provided on a synthetic basis and no longer be representative of the underlying market and economic reality they are intended to measure and that representativeness will not be restored. There is no assurance that dates announced by the FCA will not change or that the administrator of LIBOR and/or regulators will not take further action that could impact the availability, composition, or characteristics of LIBOR or the currencies and/or tenors for which LIBOR is published. Each party to this Agreement should consult its own advisors to stay informed of any such developments. Public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of LIBOR. Upon the occurrence of a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, Section 3.03(b) provides the mechanism for determining an alternative rate of interest. The Administrative Agent will promptly notify the Borrower, pursuant to Section 3.03(b), of any change to the reference rate upon which the interest rate on Eurodollar Loans is based. However, the Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to LIBOR or other rates in the definition of “LIBO Rate” or with respect to any alternative or successor rate thereto, or replacement rate thereof (including, without limitation, (i) any such alternative, successor or replacement rate implemented pursuant to Section 3.03(b), whether upon the occurrence of a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, and (ii) the implementation of any Benchmark Replacement Conforming Changes pursuant to Section 3.03(b)), including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the LIBO Rate or have the same volume or liquidity as did the London interbank offered rate prior to its discontinuance or unavailability.

2.3 Amendments to Section 2.07(a). Section 2.07(a) is hereby amended and restated in its entirety to read as follows:

(a) Borrowing Base as of the Fifth Amendment Effective Date. For the period from and including the Fifth Amendment Effective Date to but excluding the next Redetermination Date, the amount of the Borrowing Base shall be $250,000,000. Notwithstanding the foregoing, the Borrowing Base may be subject to further adjustments from time to time pursuant to Section 2.07(e), Section 2.07(f), Section 2.07(g) or Section 8.13(c). For the avoidance of doubt, the redetermination of the Borrowing Base on the Fifth Amendment Effective Date constitutes the May 1, 2021 Scheduled Redetermination.

2.4 Amendment to Section 2.08(m). Section 2.08(m) is hereby deleted in its entirety.

2.5 Amendment to Section 3.03(a)(i). Section 3.03(a)(i) is hereby amended by replacing the phrase “for such Interest Period; or” contained therein with the phrase “for such Interest Period; provided that no Benchmark Transition Event shall have occurred at such time; or”.

2.6 Amendment to Section 3.03(b). Section 3.03(b) is hereby amended and restated in its entirety to read as follows:

(b) Benchmark Replacement.

(i) Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) or (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (3) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Majority Lenders.

(ii) Notwithstanding anything to the contrary herein or in any other Loan Document and subject to the proviso below in this paragraph, if a Term SOFR Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document; provided that, this clause (ii) shall not be effective unless the Administrative Agent has delivered to the Lenders and the Borrower a Term SOFR Notice. For the avoidance of doubt, the Administrative Agent shall not be required to deliver a Term SOFR Notice after a Term SOFR Transition Event and may do so in its sole discretion.

(iii) In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(iv) The Administrative Agent will promptly notify the Borrower and the Lenders of (A) any occurrence of a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, as applicable, (B) the implementation of any Benchmark Replacement, (C) the effectiveness of any Benchmark Replacement Conforming Changes, (D) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (v) below and (E) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 3.03(b), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 3.03(b).

(v) Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate (including Term SOFR or LIBO Rate) and either (1) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (2) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (B) if a tenor that was removed pursuant to clause (A) above either (1) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (2) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(vi) Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Eurodollar Borrowing of, conversion to or continuation of Eurodollar Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to ABR Loans. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of ABR based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of ABR.

2.7 Amendment to Section 8.01. Section 8.01 is hereby amended by deleting subsection (s) thereof in its entirety.

2.8 Amendment to Section 8.18. Section 8.18 is hereby amended and restated in its entirety to read as follows:

Section 8.18 Minimum Hedging. On or prior to (x) the date that is thirty (30) days after the Fifth Amendment Effective Date and (y) the date that is thirty (30) days after the date each Reserve Report is required to be delivered by the Borrower pursuant to Section 8.12(a) (each, a “Minimum Hedging Requirement Date”), the Borrower shall provide evidence to the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent, that the Loan Parties have entered into Swap Agreements with one or more Approved Counterparties hedging minimum notional volumes of (i) at least 70% of the reasonably projected production of crude oil and natural gas, calculated on a combined basis and on a barrel of oil equivalent basis, from proved developed producing Oil and Gas Properties evaluated in the Reserve Report most recently delivered to the Administrative Agent, for each full calendar month during the period from and including the first full calendar month following such Minimum Hedging Requirement Date through and including the 12th full calendar month following such Minimum Hedging Requirement Date and (ii) at least 50% of the reasonably projected production of crude oil and natural gas, calculated on a combined basis and on a barrel of oil equivalent basis, from proved developed producing Oil and Gas Properties evaluated in the Reserve Report most recently delivered to the Administrative Agent, for each full calendar month during the period from and including the 13th full calendar month following such Minimum Hedging Requirement Date through and including the 24th full calendar month following such Minimum Hedging Requirement Date (provided that the Loan Parties shall not be required to hedge volumes attributable to the reasonably projected production from offshore Oil and Gas Properties for the months of August, September or October).

2.9 Amendment to Section 9.01(a). Section 9.01(a) is hereby amended and restated in its entirety to read as follows:

(a) Ratio of Total Debt to EBITDAX. The Borrower will not permit, as of the last day of any fiscal quarter, commencing with the fiscal quarter ending June 30, 2021, the ratio of (A) Total Debt as of such day to (B) EBITDAX for the period of four fiscal quarters ending on such day (the “Leverage Ratio”) to be greater than 3.25 to 1.00.

2.10 Amendment to Section 9.01(b). Section 9.01(b) is hereby amended and restated in its entirety to read as follows:

(b) Current Ratio. The Borrower will not permit, as of the last day of any fiscal quarter, commencing with the fiscal quarter ending June 30, 2021, its ratio of (i) consolidated current assets (including the unused amount of the total Commitments then available to be borrowed, but excluding non-cash assets under FASB ASC 815) to (ii) consolidated current liabilities (excluding non-cash obligations under FASB ASC 815 and current maturities under this Agreement) to be less than 1.00 to 1.00.

2.11 Amendment to Section 9.02(f). Section 9.02(f) is hereby amended by (a) replacing the reference to “5,000,000” contained therein with “$10,000,000” and (b) deleting the word “and” at the end thereof.

2.12 Amendment to Section 9.02(g). Section 9.02(g) is hereby amended by (a) replacing the reference to “$300,000,000” contained therein with “$500,000,000”, (b) replacing the reference to “3.50” contained therein with “3.25” and (c) replacing the“.” at the end thereof with “; and”.

2.13 Amendment to Section 9.02. Section 9.02 is hereby amended by adding a new subsection 9.02(h) to read in its entirety as follows:

(h) Debt existing on the Fifth Amendment Effective Date in respect of the Mid-Con Letter of Credit.

2.14 Amendment to Article XI. Article XI is hereby amended by adding a new Section 11.15 to the end thereof to read as follows:

Section 11.15 Erroneous Payments.

(a) Each Lender hereby agrees that (x) if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender (whether or not known to such Lender), and demands the return of such Payment (or a portion thereof), such Lender shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender under this Section 11.15(a) shall be conclusive, absent manifest error.

(b) Each Lender hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(c) The Borrower hereby agrees that (x) in the event an erroneous Payment (or portion thereof) are not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party.

(d) Each party’s obligations under this Section 11.15 shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document.

2.15 Amendment to Section 12.03(b)(i). Section 12.03(b)(i) is hereby amended and restated to read as follows:

(i) THE EXECUTION OR DELIVERY OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY OR THEREBY, THE PERFORMANCE BY THE PARTIES HERETO OR THE PARTIES TO ANY OTHER LOAN DOCUMENT OF THEIR RESPECTIVE OBLIGATIONS HEREUNDER OR THEREUNDER, THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY OR BY ANY OTHER LOAN DOCUMENT, OR ANY ACTION TAKEN IN CONNECTION WITH THIS AGREEMENT, INCLUDING, BUT NOT LIMITED TO, THE PAYMENT OF PRINCIPAL, INTEREST AND FEES,

Section 3. Assignment and Assumption. On the Fifth Amendment Effective Date, immediately prior to giving effect to the amendments in Section 2 of this Fifth Amendment, each Lender party to the Credit Agreement immediately prior to the Fifth Amendment Effective Date (each an “Existing Lender”, and collectively, the “Existing Lenders”) has, in consultation with the Borrower, agreed to, and, for an agreed consideration, does hereby reallocate its Maximum Credit Amount, Commitment and Loans (and participations in Letters of Credit and LC Disbursements), among other things, to allow Wells Fargo Bank, National Association (the “Exiting Lender”) to sell and assign all of its Commitment and Loans (and participations in Letters of Credit and LC Disbursements) and to allow each of Comerica Bank, UMB Bank, N.A. and Bank of America, N.A. (each, a “New Lender”, and collectively, the “New Lenders”) to become a party to the Credit Agreement as a Lender by acquiring an interest in the Aggregate Maximum Credit Amount and the total Commitments (the “Reallocation”). On the Fifth Amendment Effective Date, and after giving effect to the Reallocation: (a) the Maximum Credit Amount and Applicable Percentage of each Lender (including the New Lenders) shall be as set forth on Annex I attached to this Fifth Amendment (and for the avoidance of doubt, the Maximum Credit Amount of the Exiting Lender shall be $0), which Annex I supersedes and replaces Annex I to the Credit Agreement (and Annex I to the Credit Agreement is hereby amended and restated in its entirety to read as set forth on Annex I attached hereto); and (b) (i) the Exiting Lender shall cease to be a Lender for all purposes under the Credit Agreement and the other Loan Documents, (ii) notwithstanding anything to the contrary contained in the Loan Documents, Wells Fargo Bank, N.A. shall cease to be an Issuing Bank (the “Exiting Issuing Bank”) and the Mid-Con Letter of Credit shall cease to be a Letter of Credit, in each case, for all purposes under the Credit Agreement and the other Loan Documents and (iii) each New Lender shall become a party to the Credit Agreement, as amended by this Fifth Amendment, as a “Lender” and have all of the rights and obligations of a Lender under the Credit Agreement, as amended by this Fifth Amendment, and the other Loan Documents. Each of the Administrative Agent, each Existing Lender (including, for avoidance of doubt, the Exiting Lender), the Issuing Bank and the Borrower hereby consents and agrees to the Reallocation, including each New Lender’s acquisition of interest in the Maximum Credit Amount and Commitments and each Existing Lender’s assignment of its Maximum Credit Amount, Commitment, Loans and participations in Letters of Credit to the extent necessary to effect the Reallocation. With respect to the Reallocation, each Existing Lender shall be deemed to have sold and assigned its Maximum Credit Amount, Commitment, Loans and participations in Letters of Credit, and Cadence and each New Lender shall be deemed to have acquired the Maximum Credit Amount, Commitment, Loans and participations in Letters of Credit allocated to it from each Existing Lender, pursuant to the terms and conditions of the Assignment and Assumption attached as Exhibit G to the Credit Agreement (the “Assignment Agreement”), as if each Existing Lender and each New Lender had executed such Assignment Agreement with respect to the Reallocation, pursuant to which, (i) each New Lender shall be an “Assignee”, (ii) each Existing Lender shall be an “Assignor” and (iii) the term “Effective Date” shall be the Fifth Amendment Effective Date as defined herein. The Administrative Agent hereby waives the fee payable to the Administrative Agent pursuant to Section 12.04(b) of the Credit Agreement in connection with the Assignment and Assumption. On the Fifth Amendment Effective Date, the Administrative Agent shall take the actions specified in Section 12.04(b)(iv), including recording the assignments described herein in the Register, and such assignments shall be effective for purposes of the Credit Agreement.

Section 4. Conditions Precedent. This Fifth Amendment shall become effective on the date (such date, the “Fifth Amendment Effective Date”) when each of the following conditions is satisfied (or waived in accordance with Section 12.02):

4.1 Counterparts. The Administrative Agent shall have received from each Lender and the Obligors counterparts (in such number as may be requested by the Administrative Agent) of this Fifth Amendment signed on behalf of such Persons.

4.2 Fees and Expenses. The Administrative Agent and the Lenders shall have received all fees and other amounts due and payable on or prior to the Fifth Amendment Effective Date, including to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket expenses required to be reimbursed or paid by the Borrower under the Credit Agreement.

4.3 Promissory Notes. The Administrative Agent shall have received a new duly executed Note payable to each Lender, to the extent requested by such Lender, in a principal amount equal to the applicable new Maximum Credit Amount of such Lender, dated as of the Fifth Amendment Effective Date.

4.4 No Default. No Default shall have occurred and be continuing as of the Fifth Amendment Effective Date.

The Administrative Agent is hereby authorized and directed to declare this Second Amendment to be effective (and the Fifth Amendment Effective Date shall occur) upon the fulfillment (or waiver in accordance with Section 12.02) of the conditions precedent set forth in this Section 4 to the satisfaction of the Administrative Agent. Such declaration shall be final, conclusive and binding upon all parties to the Credit Agreement for all purposes. Such declaration shall be final, conclusive and binding upon all parties to the Credit Agreement for all purposes. For purposes of determining compliance with the conditions specified in this Section 4, each Lender that has signed this Amendment shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to such Lender, unless the Administrative Agent shall have received written notice from such Lender prior to the Fifth Amendment Effective Date specifying its objection thereto.

Section 5. Miscellaneous.

5.1 Post-Effective Date Undertakings.

(a) On or prior to the date that is thirty (30) days after the Fifth Amendment Effective Date, the Administrative Agent shall have received, together with title information previously delivered to the Administrative Agent, title information reasonably satisfactory to the Administrative Agent setting forth the status of title to at least 85% of the total value of the proved Oil and Gas Properties evaluated in the Fifth Amendment Reserve Reports (on a combined basis).

(b) On or prior to the date that is five (5) Business Days after the Fifth Amendment Effective Date, the Borrower shall deliver to the Administrative Agent notarized deeds of trust and/or mortgages or supplements to existing deeds of trust and/or mortgages in form reasonably satisfactory to the Administrative Agent, to the extent necessary so that the Mortgaged Properties represent at least 90% of the total value of the proved Oil and Gas Properties evaluated in (i) the reserve report dated as of February 19, 2021 prepared by William M. Cobb & Associates, Inc. with respect to the oil and gas reserves attributable to the Oil and Gas Properties of the Borrower and the Subsidiaries located in the Gulf of Mexico, Mississippi and Texas as of January

1, 2021, (ii) the reserve report dated as of February 23, 2021 by William M. Cobb & Associates, Inc. with respect to the oil and gas reserves attributable to the Oil and Gas Properties of the Borrower and the Subsidiaries acquired in the Mid-Con Merger located in Oklahoma and Wyoming as of January 1, 2021 and (iii) the reserve report dated as of February 23, 2021 by William M. Cobb & Associates, Inc. with respect to the oil and gas reserves attributable to the Oil and Gas Properties of the Borrower and the Subsidiaries acquired from Grizzly Energy, LLC located in Montana, New Mexico, Texas and Wyoming as of January 1, 2021 (collectively, the “Fifth Amendment Reserve Reports”) (on a combined basis).

5.2 Confirmation. The provisions of the Credit Agreement, as amended by this Fifth Amendment, shall remain in full force and effect following the Fifth Amendment Effective Date.

5.3 Ratification and Affirmation; Representations and Warranties. Each Obligor hereby: (a) acknowledges the terms of this Fifth Amendment; (b) ratifies and affirms its obligations under, and acknowledges its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document remains in full force and effect as expressly amended hereby; (c) agrees that from and after the Fifth Amendment Effective Date each reference to the Credit Agreement in the other Loan Documents shall be deemed to be a reference to the Credit Agreement, as amended by this Fifth Amendment; and (d) represents and warrants to the Lenders that as of the date hereof, after giving effect to the terms of this Fifth Amendment: (i) the representations and warranties set forth in each Loan Document are true and correct in all material respects (except to the extent any such representations and warranties are limited by materiality, in which case, they are true and correct in all respects), except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct in all material respects (except to the extent any such representations and warranties are limited by materiality, in which case, they shall be true and correct in all respects) as of such specified earlier date and (ii) no Default has occurred and is continuing.

5.4 Counterparts. This Fifth Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Fifth Amendment by telecopy, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Fifth Amendment.

5.5 No Oral Agreement. This Fifth Amendment, the Credit Agreement and the other Loan Documents executed in connection herewith and therewith represent the final agreement among the parties and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

5.6 GOVERNING LAW. THIS FIFTH AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

5.7 Payment of Expenses. In accordance with Section 12.03, the Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable and documented out-of-pocket expenses incurred in connection with this Fifth Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable and documented fees and disbursements of counsel to the Administrative Agent.

5.8 Severability. Any provision of this Fifth Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

5.9 Successors and Assigns. This Fifth Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

5.10 Loan Document. This Fifth Amendment is a “Loan Document” as defined and described in the Credit Agreement and all of the terms and provisions of the Credit Agreement relating to Loan Documents shall apply hereto.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to be duly executed, effective as of the Fifth Amendment Effective Date.

BORROWER:	CONTANGO OIL & GAS COMPANY

	By:	/s/ E. Joseph Grady
	Name:	E. Joseph Grady
	Title:	Vice President & CFO

GUARANTORS:	CONTANGO OPERATORS INC.

	By:	/s/ E. Joseph Grady
	Name:	E. Joseph Grady
	Title:	Vice President & CFO

CONTARO COMPANY

	By:	/s/ E. Joseph Grady
	Name:	E. Joseph Grady
	Title:	Vice President & CFO

CONTANGO MIDSTREAM COMPANY

	By:	/s/ E. Joseph Grady
	Name:	E. Joseph Grady
	Title:	Vice President & CFO

CONTANGO ALTA INVESTMENTS, INC.

	By:	/s/ E. Joseph Grady
	Name:	E. Joseph Grady
	Title:	Vice President & CFO

CONTANGO RESOURCES, INC.

	By:	/s/ E. Joseph Grady
	Name:	E. Joseph Grady
	Title:	Vice President & CFO

Fifth Amendment

Signature Page

MICHAEL MERGER SUB LLC

By:	/s/ E. Joseph Grady
Name:	E. Joseph Grady
Title:	Vice President & CFO

MID-CON ENERGY PROPERTIES, LLC

By:	/s/ E. Joseph Grady
Name:	E. Joseph Grady
Title:	Vice President & CFO

Fifth Amendment

Signature Page

ADMINISTRATIVE AGENT:	JPMORGAN CHASE BANK, N.A.,
as Administrative Agent and a Lender

	By:	/s/ Anson Williams
	Name:	Anson Williams
	Title:	Authorized Officer

Fifth Amendment

Signature Page

LENDER:	ROYAL BANK OF CANADA,
as a Lender

	By:	/s/ Jay T. Sartain
	Name:	Jay T. Sartain
	Title:	Authorized Signatory

Fifth Amendment

Signature Page

LENDER:	CADENCE BANK, N.A.,
as a Lender

	By:	/s/ Molly Zlotnik
	Name:	Molly Zlotnik
	Title:	Vice President

Fifth Amendment

Signature Page

LENDER:	KEYBANK NATIONAL ASSOCIATION,
as a Lender

	By:	/s/ George E. McKean
	Name:	George E. McKean
	Title:	Senior Vice President

Fifth Amendment

Signature Page

LENDER:	FROST BANK,
as a Lender

	By:	/s/ Matt Shands
	Name:	Matt Shands
	Title:	Vice President

Fifth Amendment

Signature Page

LENDER:	WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Exiting Lender and Exiting Issuing Bank

	By:	/s/ Matthew Denkler
	Name:	Matthew Denkler
	Title:	Director

Fifth Amendment

Signature Page

LENDER:	FIFTH THIRD BANK, NATIONAL ASSOCIATION,
as a Lender

	By:	/s/ Thomas Kleiderer
	Name:	Thomas Kleiderer
	Title:	Managing Director

Fifth Amendment

Signature Page

LENDER:	CIT BANK, N.A.,
as a Lender

	By:	/s/ Katya Evseev
	Name:	Katya Evseev
	Title:	Director

Fifth Amendment

Signature Page

LENDER:	WEST TEXAS NATIONAL BANK,
as a Lender

	By:	/s/ Frank K. Stowers
	Name:	Frank K. Stowers
	Title:	Senior Vice President

Fifth Amendment

Signature Page

LENDER:	COMERICA BANK,
as a New Lender

	By:	/s/ Britney P. Geidel
	Name:	Britney P. Geidel
	Title:	Relationship Manager, AVP

Fifth Amendment

Signature Page

LENDER:	UMB BANK, N.A.,
as a New Lender

	By:	/s/ Erica Spencer
	Name:	Erica Spencer
	Title:	VP - Energy Division

Fifth Amendment

Signature Page

LENDER:	BANK OF AMERICA, N.A.,
as a New Lender

	By:	/s/ Pace Doherty
	Name:	Pace Doherty
	Title:	Vice President

Fifth Amendment

Signature Page